PRESS RELEASE	Contact: Stephanie A. Heist
November 30, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS RECEIVES REGULATORY APPROVAL TO PURCHASE
CHRISTIANA BANK & TRUST

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced that  it has received all required regulatory approvals to complete the acquisition of Christiana Bank & Trust Company. The acquisition is expected to be completed on December 3, 2010.  The conversion of Christiana Bank & Trust Company to WSFS Bank is expected to occur by December 6, 2010.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 40 banking offices located in Delaware (35), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect, a leading provider of ATM vault cash in North America. Serving the Delaware Valley since 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

Forward-looking statements:
Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which are based on various assumptions (some of which may be beyond the Company’s control) are subject to risks and uncertainties and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to the economic environment, particularly in the market areas in which the Company operates; the volatility of the financial and securities markets, including changes with respect to the market value of our financial assets; changes in government regulation affecting financial institutions and potential expenses associated therewith; changes resulting from our participation in the CPP including additional conditions that may be imposed in the future on participating companies; and the costs associated with resolving any problem loans and other risks and uncertainties, discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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